                                              Exhibit (4)(h)


                    [FORM OF REGISTERED WARRANT CERTIFICATE]

                    EXERCISABLE ONLY IF COUNTERSIGNED BY THE
                        WARRANT AGENT AS PROVIDED HEREIN


[Form of Legend if                       Prior to _______ this
Offered Securities with                  Warrant Certificate
Warrants which are not                   cannot be transferred
immediately detachable.                  or exchanged unless
                                         attached to a [Title of
                                         Offered Securities].]

[Form of Legend if                       Prior to _______
Warrants are not                         Warrants evidenced by
immediately exercisable.                 evidenced by this
                                         Warrant Certificate
                                         cannot be exercised.]


     No.                                 CUSIP No. [_______]


                              WARRANT CERTIFICATE
                                  representing
                           [up to _________] Warrants
                      Expiring [________________________]
                                    KEYCORP


          This certifies that [_______________] or registered assigns is the registered holder of [____________] Warrants (the "Warrants") or such lesser
                                                   --------
amount as is indicated in the records of [name of Warrant Agent], as Warrant Agent. Each Warrant entitles the beneficial owner thereof, subject to the provisions contained herein and in the Warrant Agreement referred to below, [/*/subject to the registered owner qualifying as a "Holder" of this Warrant Certificate, as hereinafter defined] to purchase, at any time [after 5:00 P.M., New York City time, on ________, 19__ and on or before 5:00 P.M., New York City time, on ________, 19__], [aggregate principal amount or number of shares of [title of Underlying Securities]] of KeyCorp (the "Company") on the following
                                                   -------
basis:  during the period from ________, 19__, through and

- -------------------------------
/*/ Include if Warrants are issued with Offered Securities which are not immediately detachable.

including ________, 19__ the exercise price of each Warrant will be _______; during the period from ________, 19__, through and including ________, 19__, the exercise price of each Warrant will be _________ (the "Warrant Price"), subject
                                                       ------- -----
to such adjustments as provided in Section 2.03 of the Warrant Agreement (as defined below). Other than as provided in Section 2.03 of the Warrant Agreement, no adjustment shall be made for any dividends on any Common Shares issuable upon exercise of any Warrant. The Holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full [in lawful money of the United States of America] [in cash or by certified check or official bank check or by bank wire transfer, in each case,] [by bank wire transfer] in [immediately available] [next day] funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent, which is, on the date hereof, at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

          The term "Holder" as used herein shall mean [/*/, prior to ___________ (the "Detachable Date"), the registered owner of the Company's [title of Offered
      ---------- ----
Securities] (the "Offered Securities") to which this Warrant Certificate is
                  ------- ----------
initially attached, and after such Detachable Date,] the person in whose name at the time this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose. The Warrants may be exercised at or prior to [____ P.M.], New York City time, on any New York Business Day from their date of issuance until [____ P.M.], New York City time, on [____________, 19__] (the "Expiration Date"). [Not fewer than [_____] Warrants
                           ---------- ----
may be exercised by or on behalf of any one Holder on any one day.] The term "New York Business Day", as used herein, means any day other than a Saturday or Sunday or a day on which commercial banks in The City of New York are required or authorized to be closed.

          This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of [____________, 19__] (the "Warrant Agreement"),
                                                          ------- ---------
between the Company and the Warrant Agent, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions all Holders of the Warrants represented by Warrant Certificates consent by acceptance hereof. Copies of the Warrant Agreement are on file at the principal corporate trust office of the Warrant Agent in New York City.

          Capitalized terms included herein but not defined herein have the meanings assigned thereto in the Warrant Agreement.

/*/ Include if Warrants are issued with Offered Securities which are not immediately detachable.

          [/*/Prior to ________, 19__, this Warrant Certificate may be exchanged or transferred only together with the Offered Securities to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. After such date, this Warrant may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent [or at ______________] by the registered owner or such owner's assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

          Except as provided in the immediately preceding paragraph, after countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent [or at ________________] for Warrant Certificates representing the same aggregate number of Warrants.]

          [/**/Transfer of this Warrant may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent by the registered owner or such owner's assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

          After countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent [or at ___________________] for Warrant Certificates representing the same aggregate number of Warrants.]

          This Warrant Certificate shall not entitle the Holder hereof to any of the rights of a holder of Underlying Securities, including, without limitation, the right to receive the payment of principal of, or premium, if any, on or interest, dividends or distributions of any kind, if any on, Underlying Securities, the right to exercise any voting rights or the right to enforce any of the covenants in the Senior Indenture or Subordinated Indenture, if applicable.

          Subject to the terms of the Warrant Agreement, upon due presentment for registration of transfer of this Warrant Certificate at the principal corporate trust office of the Warrant Agent in New York City or at any other office indicated in the Prospectus Supplement accompanying the sale of this Warrant, the Company shall execute and the Warrant Agent shall countersign and deliver in the name of the designated transferee a new Warrant Certificate of like tenor and representing a like number of unexercised Warrants as

- -------------------------------
/*/ Include if Warrants are issued with Offered Securities which are not immediately detachable.

/**/ Include if Warrants are issued alone or with Offered Securities which are immediately detachable.

evidenced by this Warrant Certificate at the time of such registration of transfer which shall be issued to the designated transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge.

          This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

          This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

          The validity, interpretation and performance of this Warrant Certificate and the terms and provisions hereof shall be governed by the laws of the State of New York.


          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated as of [___________________________].
                                              KEYCORP


                                         By:______________________________
                                            [title]
[SEAL]

Attest:   ______________________________
      [title]

Countersigned on the date
above written:

[NAME OF WARRANT AGENT],
 as Warrant Agent


By:   ___________________________
    [title]